Exhibit 10.4

                                  EXHIBIT 10.4

                          PLEDGE AND SECURITY AGREEMENT
                          -----------------------------

          THIS PLEDGE AND SECURITY AGREEMENT (this "Security Agreement") is made as of the 17th day of October, 2000 between PREMIER LASER SYSTEMS, INC., a California corporation ("Secured Party"), and SURGILIGHT, INC., a Delaware corporation ("Grantor").


                                R E C I T A L S:
                                - - - - - - - -

           1. Grantor and Secured Party have entered into a purchase and sale agreement dated as of September 23, 2000 (the "Purchase Agreement") under which Grantor has purchased from Secured Party for $3,725,000.00 the following: (i) 150 completed Er:YAG Laser Systems (the "Product Sets"); (ii) raw materials and work in process sufficient to complete a minimum of 51% of 200 additional Product Sets; (iii) Touch Tips for ophthalmic applications; (iv) up to 1,000 fiber optic cables; (v) certain patents related to ophthalmic applications of the laser; and (vi) certain regulatory submissions related to ophthalmic applications of the laser and all clinical studies and records thereto.

           2. Grantor has issued to Secured Party a Promissory Note dated as of the date hereof (the "Purchase Note") in the amount of $3,225,000.00 in connection with the Purchase Agreement.

           3. Secured Party is entering into that certain Patent Assignment and License Agreement (the "License Agreement"), pursuant to which Secured Party will assign and license certain patents to Grantor.

           4. Grantor holds shares of the issued and outstanding common stock in SurgiLight, Inc., which shares (the "Pledged Shares") represent a total fair market value of approximately three million dollars ($3,000,000.00).

           5. It is a condition precedent to the transfer of assets under the Purchase Agreement, and the making of the loans the repayment of which is evidenced by the Purchase Note, that Grantor shall have granted the security interests and undertaken the obligations contemplated by this Security Agreement.

           NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:

SECTION 1. Grant of Security.
           ------------------

           To secure all obligations of Grantor under the Purchase Note, the Purchase Agreement, and the License Agreement (collectively, the "Purchase Documents"), Grantor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Grantor's right, title, and interest in and to the following (the "Collateral"):

           (a) all of the personal property assets purchased from Secured Party by Grantor pursuant to the Purchase Agreement, including, without limitation, all of the following (the "Premier Assets"):

               (i) completed Er:YAG Laser Systems;

               (ii) raw materials and work in process;

               (iii) Touch Tips related to the ophthalmic applications;

               (iv) fiber optic cables;

               (v) certain patents and patent applications (the "Patents") related to ophthalmic applications of the laser described in Schedule 1(a) attached hereto; and

               (vi) certain regulatory submissions related to ophthalmic applications of the laser and all clinical studies and records thereto;

           (b) the Pledged Shares and the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all distributions, dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

           (c) all rights, title, and interest in and to the Patents and all re-issues, divisions, continuations, renewals, extensions, and continuations-in-part thereof (all of the foregoing being collectively referred to as the "Patent Collateral"); and

           (d) all proceeds, products, rents, and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty, or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Security Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary.

SECTION 2. Security for Obligations.
           -------------------------

           This Security Agreement secures, and the Collateral assigned by Grantor is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all Secured Obligations with respect to Grantor. "Secured Obligations" means all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Purchase Documents together with all extensions or renewals thereof, whether for principal, interest, fees, expenses, indemnities, or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed

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with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all obligations of every nature of Grantor now or hereafter existing under this Security Agreement.

SECTION 3. Delivery of Pledged Shares.
           ---------------------------

           All certificates or instruments representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall have the right, at any time in its discretion and without notice to Grantor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Shares. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

           All rights of Grantor to receive the dividends, other distributions, and interest payments are vested in Secured Party until Grantor has paid the Secured Obligations in full. Secured Party shall hold as Collateral such dividends, other distributions, and interest payments. All dividends, principal, interest payments, and other distributions which are received by Grantor shall be forthwith delivered to Secured Party to hold as Collateral and, if received by Grantor, shall be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Grantor and be forthwith delivered to Secured Party as Collateral in the same form as so received (with all necessary endorsements).

SECTION 4. Release of Pledged Shares Upon Payment.
           ---------------------------------------

           If the payment of any portion of the Secured Obligations made pursuant to the Purchase Documents reduces the Secured Obligations to less than the fair market value of the Pledged Shares, Secured Party agrees to execute and deliver a release of security interest in a portion of the Pledged Shares (the "Released Shares"). Secured Party will release the number of Released Shares such that the total remaining Pledged Shares shall have a fair market value, as of the date of execution of such release based on the average trading price of the Shares for the prior ten (10) day period, equal to the remaining Secured Obligations.

SECTION 5. Representations and Warranties.
           -------------------------------

           Grantor represents and warrants to Secured Party as follows:

           (a) Ownership of Collateral. Except for the security interest of Secured Party in the Collateral created by this Security Agreement, Grantor owns the Collateral free and clear of any lien, security interest, or encumbrance, or other right, title, and interest of any other person or party. Except as may have been filed in favor of Secured Party relating to this Security Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

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


           (b) Due Authorization. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

           (c) Perfection. The pledge of the Collateral pursuant to this Security Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

           (d) No Conflict. The granting of the security interest in the Collateral by Grantor and the execution, delivery, and performance by Grantor of the Purchase Note, the Purchase Agreement, and this Security Agreement will not result in any breach of, or constitute a default under any agreement, law, statute, order, writ, injunction, or decree of any court or governmental authority, mortgage, deed of trust, lease, or other instrument binding on Grantor, nor is any consent or approval of any governmental body, regulatory authority required for the validity of this Security Agreement.

           (e) No Litigation. There is no litigation pending or threatened in any court of jurisdiction, the outcome of which would affect Grantor's interest in the Collateral in a materially adverse manner.

           (f) Location of Inventory. Secured Party shall maintain possession of all Collateral that consists of tangible personal property. Within thirty (30) days of the execution of this Security Agreement, Grantor will provide to Secured Party the location where Grantor intends to store the Collateral consisting of tangible personal property. Secured Party and Grantor will forthwith execute an amendment to this Agreement under which Grantor will represent and warrant to maintain the inventory at such location.

           (g) Pledged Shares. The initial number of Pledged Shares delivered to Secured Party (the "Initial Number") has a value of at least three million dollars ($3,000,000.00) based on the average closing price of a share of Grantor's common stock for the five (5) business days immediately preceding the date of Closing.

           (h) Perfection. The security interests in the Collateral granted to Secured Party hereunder constitute valid security interests in the Collateral, securing the payment of the Secured Obligations. Upon (i) the filing of UCC financing statements naming each Grantor as "debtor", naming Secured Party as "secured party", and describing the Collateral in the filing offices with respect to Grantor in Florida, (ii) in the case of the Pledged Collateral consisting of certificated securities or evidenced by instruments, delivery of the certificates representing such certificated securities and delivery of such instruments to Secured Party, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, (iii) in the case of the Patent Collateral, in addition to the filing of such UCC financing statements, the filing of a Grant of Patent Security Interest, substantially in the form of Exhibit I, with the United States Patent and Trademark Office, will constitute perfected security interests therein prior to all other Liens, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

SECTION 6. Further Assurances.
           -------------------

           Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Without limiting the generality of the foregoing, Grantor will: (i) execute such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (ii) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, (iii) at Secured Party's request, appear in and defend any action or proceeding that may affect Grantor's title to or Secured Party's security interest in all or any part of the Collateral, and (iv) use commercially reasonable efforts to obtain any necessary consents of third parties to the assignment and perfection of a security interest to Secured Party with respect to any of the Collateral.

SECTION 7. Covenants of Grantor.
           ---------------------

           Grantor shall:

           (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Security Agreement or any applicable statute, regulation or ordinance, or any policy of insurance covering the Collateral;

           (b) notify Secured Party of any change in Grantor's name, identity, or corporate structure within fifteen (15) days of such change;

           (c) give Secured Party thirty (30) days' prior written notice of any change in Grantor's principal place of business; and

           (d) if Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes;

           (e) pay promptly when due all property and other taxes, assessments, and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials, and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ, or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment; and

           (f) not sell, assign (by operation of law or otherwise), or dispose of any Collateral or create or suffer to exist any security interest upon the Collateral other than the security interest created in favor of the Secured Party under this Security Agreement, except as permitted under Section 7 below.

SECTION 8. Sale of Collateral
           ------------------

           Grantor may sell in the ordinary course of its business any part of the Collateral that constitutes part of Grantor's Inventory. In the event that Grantor sells the Inventory other than in the ordinary course of business or sells any other Collateral and realizes cash proceeds from the sale thereof, Grantor will be required to make an immediate payment to Secured Party equaling the lesser of (i) the value of the proceeds realized from such sale, or (ii) the total amount still owed by Grantor under the Purchase Agreement and the Purchase Note. For purposes of this Security Agreement, the term "Inventory" includes all inventory in all of its forms, including but not limited to (i) all goods held by such Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing, or production of such inventory, or otherwise used or consumed in such Grantor's business, (iii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by such Grantor and all accessions thereto and products thereof.

SECTION 9. Secured Party Appointed Attorney-in-Fact.
           -----------------------------------------

           Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including without limitation:

           (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Grantor;

           (b) to ask, demand, collect, sue for, recover, compound, receive, and give receipts for moneys due and to become due under or in respect of any of the Collateral;

           (c) to receive, endorse and collect any instruments made payable to Grantor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Shares or any part thereof and to give full discharge for the same; and

           (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

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


SECTION 10. Standard of Care.
            -----------------

           The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, or (d) initiating any action to protect the Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

SECTION 11. Defaults.
            ---------

           The occurrence of any of the following events shall constitute an "Event of Default":

           (a) Failure to Make Payments When Due. Failure of Grantor to pay any principal, interest or other amount due under the Purchase Note when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise;

           (b) Breach of Covenants. Failure of Grantor to perform or observe any other material term, covenant, or agreement on its part to be performed or observed pursuant to this Security Agreement or the Purchase Note;

           (c) Breach of Representation or Warranty. Any representation or warranty made by Grantor to Secured Party in connection with this Security Agreement, the Purchase Note, or the Purchase Agreement shall prove to have been false in any material respect when made;

                  (e) Involuntary Bankruptcy. (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Grantor under Title 11 of the United States Code entitled "Bankruptcy" (as now and hereinafter in effect, or any successor thereto, the "Bankruptcy Code") or any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Grantor under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, or other officer having similar powers over Grantor or over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee, or other custodian of Grantor for all or a substantial part of its property shall have occurred; or a warrant of attachment, execution, or similar

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


process shall have been issued against any substantial part of the property of Grantor, and, in the case of any event described in this clause (ii), such event shall have continued for sixty (60) days unless dismissed, bonded, or discharged;

           (f) Voluntary Bankruptcy. An order for relief shall be entered with respect to Grantor or Grantor shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, or other custodian for all or a substantial part of its property; or Grantor shall make an assignment for the benefit of creditors; or Grantor shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due; or

           (g) Repudiation or Invalidity of this Agreement. Grantor shall challenge, or institute any proceedings to challenge the validity, binding effect, or enforceability of this Security Agreement, the Purchase Agreement, or the Purchase Note or any endorsement of the Purchase Note or any other obligation to Secured Party; or this Security Agreement or any provision thereof shall cease to be in full force or effect or shall be declared to be null or void, or Secured Party shall not have or cease to have a valid and perfected first priority security interest in the Collateral.

SECTION 12. Remedies.
            ---------

           If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code ("UCC") (whether or not the UCC applies to the affected Collateral), and also may (a) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair, or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (d) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c), and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit, or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable.

           Secured Party may be the purchaser of any or all of the Collateral at any such public sale and Secured Party, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such

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


sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay, and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Notwithstanding any provision to the contrary contained herein, Secured Party agrees that with respect to the sale of the Pledged Shares in accordance with this Section, Secured Party will not offer the Pledged Shares for sale in the open market at a rate greater than five percent (5%) of the Initial Number per trading day, commencing on the date the Pledged Shares are first offered by Secured Party for sale; provided that, if on any trading day Secured Party offers for sale less than five percent (5%) of the Initial Number, Secured Party may offer for sale the remainder of such shares on any subsequent trading day even if the result would be that greater than five percent (5%) of the Initial Number would be offered for sale on such date. Notwithstanding the above, Secured Party may sell any number of Pledged Shares in a private sale or private transaction.

           Grantor agrees that, to the extent notice of sale shall be required by law, at least five (5) days' notice to Grantor of (i) the time and place of any public sale or (ii) the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree so long as the buyer is not in control of, controlled by, or under common control with the Secured Party. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency. Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of Secured Party hereunder.

           Upon the occurrence of an Event of Default, Secured Party may, in addition to any other rights and remedies which Secured Party may have, immediately and without demand exercise with respect to the Collateral, any and all of the rights and remedies granted to a secured party under the UCC of the State of California.

SECTION 12. Proceeds of Sale.
            -----------------

           The proceeds of any sale or other disposition of, or any collection of or realization on, any of the Collateral, and any cash held by Secured Party as part of the Collateral hereunder, shall be applied by Secured Party from time to time to pay:

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


           (a) First, all costs, fees, and expenses paid or incurred by Secured Party in connection with the exercise, protection, or enforcement of Secured Party's rights and remedies under this Security Agreement and in and to the Collateral, including any and all taxes, assessments, charges, and encumbrances of every kind prior to the security interest created by this Security Agreement, which Secured Party may consider necessary or desirable to pay;

           (b) Second, the Secured Obligations due Secured Party under the Purchase Documents; and

           (c) Third, the excess, if any, to Grantor or to whomever is then legally entitled to receive the same.

SECTION 12. Additional Provisions.
            ----------------------

           (a) Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Security Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

           (b) Costs and Expenses. Grantor shall pay all reasonable costs, fees, expenses and charges incurred in connection with the preparation, administration, and enforcement of this Security Agreement and the security interest granted hereunder (including without limitation all fees and disbursements of legal counsel).

           (c) No Waiver; Remedies Cumulative. No failure or delay on the part of Secured Party in the exercise of any power, right, or privilege hereunder shall impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise thereof or of any other power, right, or privilege. All rights and remedies existing under this Security Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

           (d) Severability. In case any provision in or obligation under this Security Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

           (e) Headings. Section and subsection headings in this Security Agreement are included herein for convenience of reference only and shall not constitute a part of this Security Agreement for any other purpose or be given any substantive effect.

           (f) Governing Law; Terms. This Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of California, without regard to conflicts of laws principles, except to the extent that the UCC provides that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are

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


governed by the laws of a jurisdiction other than the State of California. Unless otherwise defined herein or in the Purchase Note, terms used in Articles 8 and 9 of the UCC in the State of California are used herein as therein defined.

           (g) Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT MAY BE BROUGHT IN THE UNITED STATES BANKRUPTCY COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA OR ANY OTHER STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SECURITY AGREEMENT. Grantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Grantor at its address specified in Section 12(i) below, such service being hereby acknowledged by Grantor to be sufficient for personal jurisdiction in any action against Grantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Grantor in the courts of any other jurisdiction.

           (h) Counterparts. This Security Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

           (i) Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Grantor:          c/o SurgiLight, Inc.
                        12001 Science Drive, Suite 140
                        Orlando, Florida 32826
                        Attention:  Mr. J. T. Lin

With a copy to:

If to Secured Party:    Premier Laser Systems, Inc.
                        3 Morgan
                        Irvine, California 92618
                        Attention: Mr. Michael J. Quinn

With a copy to:         O'Melveny & Myers, LLP
                        610 Newport Center Drive, 17th Floor
                        Newport Beach, California 92660
                        Attention: Suzzanne Uhland, Esq.

or addressed as such party may from time to time designate by written notice to the other parties.

           Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

           For purposes of this Subsection 14, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

            [The remainder of this page is left blank intentionally.]

           IN WITNESS WHEREOF, Grantor has duly executed this Security Agreement the day and year first written.

                                       SURGILIGHT, INC., a Delaware corporation.

                                       By:  /s/  J.T. Lin
                                          -------------------------------------
                                                 J.T. Lin
                                                 President and CEO


                                       PREMIER LASER SYSTEMS, INC., a
                                       California corporation.

                                       By:  /s/  Judith A. McCall
                                          -------------------------------------
                                                 Judith A. McCall
                                                 VPHR & Admin

                                                                    EXHIBIT I TO
                                                              SECURITY AGREEMENT

                        GRANT OF PATENT SECURITY INTEREST

           WHEREAS, SurgiLight, Inc., a Delaware corporation ("Grantor"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Patent Collateral (as defined below); and

           WHEREAS, Grantor and Premier Laser Systems, Inc., a California corporation ("Secured Party"), has entered into a purchase and sale agreement dated as of September 23, 2000 (the "Purchase Agreement") under which Grantor has purchased from Secured Party for $3,725,000.00 certain tangible personal property and related intellectual property,

           WHEREAS, Grantor has issued to Secured Party a Promissory Note dated as of the date hereof (the "Purchase Note") in the amount of $3,225,000.00;

           WHEREAS, pursuant to the terms of a Security Agreement dated as of October __, 2000 ("Security Agreement") between Grantor and Secured Party, Grantor has agreed to create in favor of Secured Party a secured and protected interest in, and Secured Party has agreed to become a secured creditor with respect to, the Patent Collateral;

           NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "Patent Collateral"):

           (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all patents and patent applications listed in Schedule A, all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "Patents"); and

           (ii) all proceeds, products, rents, and profits of or from any and all of the foregoing Patent Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Patent Collateral. For purposes of this Grant of Patent Security Interest, the term "proceeds" includes whatever is receivable or received when Patent Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

           Notwithstanding anything herein to the contrary, in no event shall the Patent Collateral include, and Grantor shall be not deemed to have granted a security interest in, any of Grantor's rights or interests in any license, contract, or agreement to which Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract, or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract, or agreement to which Grantor is a party; provided, that immediately upon the ineffectiveness, lapse, or termination of any such provision, the Patent Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect. Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

             [The remainder of this page intentionally left blank.]

           IN WITNESS WHEREOF, Grantor has caused this Grant of Patent Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the 18th day of October, 2000.

                                            SURGILIGHT, INC.
                                            By:_____________________________
                                            Name:_________________________
                                            Title:__________________________